CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this registration statement on Form SB-2 registering 10% Convertible Senior Subordinated Debentures.

                                             ARTHUR ANDERSEN LLP


New York, New York
July 31, 1997